Exhibit 99.1

Contact Information:

Brent Stumme	Derek Brown
LoopNet, Inc.	LoopNet, Inc
Chief Financial Officer	VP, Investor Relations & Corporate Planning
415-284-4310	415-284-4310

LOOPNET, INC. ANNOUNCES THIRD QUARTER 2011

FINANCIAL RESULTS

•	Revenue growth continues, increases 12% year over year

•	Adjusted EBITDA margins expand to 35%

•	Unique paying subscribers approach 95,000

•	Record profile views

SAN FRANCISCO, CALIF. – October 26, 2011 – LoopNet, Inc. (NASDAQ: LOOP), today announced financial results for the third quarter 2011.

LoopNet’s revenue for the third quarter of 2011 was $22.2 million, compared to $21.6 million in the second quarter of 2011, and $19.8 million in the third quarter of 2010. Net income applicable to common stockholders for the third quarter of 2011 was $0.9 million or $0.02 per diluted share, compared to $2.7 million or $0.06 per diluted share in the third quarter of 2010. Net income applicable to common stockholders for the third quarter of 2011 included acquisition related costs of $0.05 per diluted share. Non-GAAP net income, which excludes stock-based compensation, acquisition related costs and amortization of acquired intangible assets, for the third quarter of 2011 was $5.2 million or $0.12 per diluted share, compared to $4.4 million or $0.11 per diluted share in the third quarter of 2010. The effective tax rate for the third quarter of 2011 was 24.1% compared to 34.8% in the third quarter of 2010.

LoopNet’s Adjusted EBITDA (earnings before net interest and other income (expense), income taxes, depreciation, amortization, stock-based compensation and acquisition related costs) for the third quarter of 2011 was $7.7 million, compared to $7.4 million in the third quarter of 2010.

Key operating metrics and business highlights from the third quarter of 2011 include:

•	Unique paying subscribers to one or more of LoopNet’s commercial real estate related services was 94,793, as of the end of the quarter;

•	Average monthly price paid by the company’s unique subscribers was $60.01 during the quarter;

•	LoopNet Premium Members were 73,283, as of the end of the quarter;

•	Average monthly price of LoopNet Premium Membership was $66.34 during the quarter;

•	Total commercial real estate listings active on the LoopNet marketplace were 824,761, as of the end of the quarter;

•	Total profile views of listings on the LoopNet marketplace were 84.8 million during the quarter;

•	LoopNet Registered Members, which includes Basic and Premium Members, were 5,241,489, as of the end of the quarter; and,

•

Average monthly unique visitors to LoopNet owned websites during the quarter was approximately 3.0 million per month, according to comScore. LoopNet owned websites include LoopNet.com, CityFeet.com, LandandFarm.com, LandsofAmercia.com, BizQuest.com and BizBuySell.com.

Balance Sheet and Liquidity

As of September 30, 2011, LoopNet had $116.6 million of cash, cash equivalents and short-term investments and no debt.

Pending Merger Transaction

As previously announced, on June 30, 2011, CoStar and LoopNet each received a Request for Additional Information (commonly referred to as a “second request”) from the U.S. Federal Trade Commission (“FTC”) with respect to the proposed merger of Lonestar Acquisition Sub, Inc., a wholly-owned subsidiary of CoStar, and LoopNet originally announced on April 27, 2011 (“the merger”). CoStar and LoopNet have been working cooperatively with the FTC in connection with its review and expect to certify substantial compliance with the second request shortly. At the FTC’s request, CoStar and LoopNet have agreed to extend the waiting period imposed by the Hart-Scott-Rodino Act (the “HSR Act”) from 30 to 60 days after the date of substantial compliance with the second request unless that period is extended voluntarily by the parties or terminated sooner by the FTC. While the parties remain hopeful that the FTC will complete its review in a time frame that would permit the merger to close by the end of 2011, the current timing is such that it is quite possible that the merger may not close by such time. Completion of the merger remains subject to the expiration or termination of the waiting period under the HSR Act and other customary closing conditions.

Use of Non-GAAP Financial Measures

This press release includes discussions of Adjusted EBITDA, non-GAAP net income and non-GAAP net income per share, which are non-GAAP financial measures provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The term “Adjusted EBITDA” refers to a financial measure that we define as earnings before net interest and other income (expense), income taxes, depreciation, amortization, stock-based compensation, litigation related recoveries and acquisition related costs. The term “non-GAAP net income” refers to a financial measure that we define as net income before stock-based compensation, litigation related recoveries, acquisition related costs and amortization of acquired intangible assets. Non-GAAP net income is also provided on a per share basis, using shares outstanding at the relevant period of measurement. Adjusted EBITDA, non-GAAP net income and non-GAAP net income per share are not substitutes for measures determined in accordance with GAAP, and may not be comparable to Adjusted EBITDA, non-GAAP net income and non-GAAP net income per share as reported by other companies. We believe Adjusted EBITDA to be relevant and useful information to our investors as this measure is an integral part of our internal management reporting and planning process and is the primary measure used by our management to evaluate the operating performance of our business. The components of Adjusted EBITDA include the key revenue and expense items for which our operating managers are responsible and upon which we evaluate their performance, and we also use Adjusted EBITDA for planning purposes and in presentations to our board of directors. We believe non-GAAP net income and non-GAAP net income per share to be relevant and useful information to our investors as they provide meaningful insight into the Company’s performance while excluding infrequent and non-recurring items that may not be considered directly related to our on-going business operations. We believe that non-GAAP net income and non-GAAP net income per share are also used by companies and investors to evaluate comparable performance in the online marketplace and platform industry. We also believe that Adjusted EBITDA, non-GAAP net income and non-GAAP net income per share allow for a more accurate comparison of our operating results over historical periods. A limitation of Adjusted EBITDA, non-GAAP net income and non-GAAP net income per share is that they do not include all items that impact our net income for the period. Management compensates for this limitation by also relying on the comparable GAAP financial measure of net income, which includes the items that are excluded from Adjusted EBITDA, non-GAAP net income and non-GAAP net income per share. Management believes that these non-GAAP measures should be considered as a complement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. A reconciliation of these non-GAAP measures to GAAP is provided in the attached tables.

About LoopNet, Inc.

LoopNet operates the most heavily trafficked commercial real estate marketplace online with more than 5 million registered members and more than 2 million unique monthly visitors, as reported by Google Analytics.

The LoopNet marketplace covers all commercial property categories, including office, industrial, retail, multifamily (apartment properties for sale), hotel, land, specialty properties, investment properties and businesses for sale. LoopNet customers include virtually all of the top commercial real estate firms in the U.S., including CB Richard Ellis, Cassidy Turley, Coldwell Banker Commercial, Colliers International, Cushman & Wakefield, Grubb & Ellis, Jones Lang LaSalle, Lincoln Property Company, NAI Global, Newmark Knight Frank, ProLogis, The Shopping Center Group and Sperry Van Ness.

Forward Looking Statements

This release contains forward-looking statements regarding our financial results and the Merger. These statements are based on current information and expectations that are inherently subject to change and involve a number of risks and uncertainties. Actual events or results might differ materially from those in any forward-looking statement due to various factors, including, but not limited to, the risk that LoopNet and CoStar will be unable to comply promptly with the request for additional information received from the Federal Trade Commission on June 30, 2011 and discussed in LoopNet’s Current Reports on Form 8-K filed with the SEC on July 1, 2011; the possibility that the Merger does not close, including, but not limited to, due to the failure to obtain governmental clearances or approvals; the risk of business disruption relating to the Merger; economic events or trends in the commercial real estate market or in general, the effects of recent economic and consumer confidence trends on global and domestic financial markets, including credit available to real estate purchasers, our ability to continue to attract and retain new registered members, convert registered members into premium members and retain such premium members, seasonality, our ability to manage our growth, our ability to successfully integrate the technologies, operations and personnel of acquired businesses in a timely manner, our ability to obtain the expected strategic and financial benefits from acquisitions, our ability to introduce new or upgraded products or services and customer acceptance of such services and our ability to obtain or retain listings from commercial real estate brokers, agents and property owners. Additional information concerning factors that could cause actual events or results to differ materially from those in any forward looking statement are contained in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (“SEC”), and other SEC filings made by us. Copies of filings made by us with the SEC are available on the SEC’s website or at http://investor.loopnet.com/sec.cfm. LoopNet does not intend to update the forward-looking statements included in this press release which are based on information available to us as of the date of this release.

LOOPNET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	December 31,	Sept 30,
	2010	2011
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$88,773	$113,067
Short-term investments	3,512	3,517
Accounts receivable, net of allowance of $236 and $265, respectively	1,494	2,055
Prepaid expenses and other current assets	1,095	2,933
Deferred income taxes	1,317	1,315

Total current assets	96,191	122,887

Property and equipment, net	2,010	3,483
Goodwill	41,507	41,507
Intangibles, net	8,940	7,021
Deferred income taxes, net, non-current	17,134	17,069
Deposits and other noncurrent assets	6,208	6,900

Total assets	$171,990	$198,867

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$471	$929
Accrued liabilities and other current liabilities	3,393	5,985
Accrued compensation and benefits	3,522	3,958
Deferred revenue	8,888	9,653

Total current liabilities	16,274	20,525

Other long-term liabilities	2,491	2,941
Commitments and contingencies
Series A convertible preferred stock	48,546	48,800
Stockholders’ equity:
Common stock, $.001 par value, 125,000,000 shares authorized; 32,183,836 and 33,501,924 shares outstanding, respectively	40	41
Additional paid in capital	132,019	149,447
Other comprehensive loss	(389)	(421)
Treasury stock, at cost, 7,682,261 and 7,682,962 shares, respectively	(86,220)	(86,227)
Retained earnings	59,229	63,761

Total stockholders’ equity	104,679	126,601

Total liabilities and stockholders’ equity	$171,990	$198,867

LOOPNET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

(unaudited)

	Three months ended Sept 30,		Nine months ended Sept 30,
	2010	2011	2010	2011
Revenues	$19,779	$22,214	$57,965	$64,546
Cost of revenue (1)	3,015	3,230	8,863	9,580

Gross margin	16,764	18,984	49,102	54,966

Operating expenses:
Sales and marketing (1)	4,093	5,259	12,574	15,627
Technology and product development (1)	3,157	3,852	9,053	11,363
General and administrative (1)	4,496	7,598	12,111	18,298
Amortization of acquired intangible assets	516	638	1,442	1,920

Total operating expenses	12,262	17,347	35,180	47,208

Income from operations	4,502	1,637	13,922	7,758

Interest and other (expense) income, net	(301)	(391)	(670)	(1,067)

Income before tax	4,201	1,246	13,252	6,691

Income tax expense	1,463	300	4,809	1,905

Net income	2,738	946	8,443	4,786
Convertible preferred stock accretion of discount	(85)	(85)	(254)	(254)

Net income applicable to common stockholders	$2,653	$861	$8,189	$4,532

Net income per share applicable to common stockholders:
Basic	$0.07	$0.02	$0.20	$0.11

Diluted	$0.06	$0.02	$0.19	$0.10

Shares used in per share calculation:
Basic	39,569	40,872	40,947	40,377

Diluted	41,461	44,454	42,577	43,423

(1) Stock-based compensation is allocated as follows:

Cost of revenue	$132	$124	$414	$384
Sales and marketing	409	518	1,338	1,596
Technology and product development	675	680	2,042	2,165
General and administrative	798	763	2,435	2,547

Total	$2,014	$2,085	$6,229	$6,692

LOOPNET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Nine months ended Sept 30,
	2010	2011
Cash flows from operating activities:
Net income	$8,443	$4,786
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	2,499	3,119
Stock-based compensation	6,229	6,692
Tax benefits from exercise of stock options	(611)	(2,107)
Deferred income taxes	(2,154)	66
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(441)	(562)
Prepaid expenses and other assets	630	1,039
Accounts payable	51	458
Accrued expenses and other liabilities	235	3,041
Accrued compensation and benefits	375	436
Deferred revenue	115	766

Net cash provided by operating activities	15,371	17,734
Cash flows from investing activities:
Purchase of property and equipment	(934)	(2,670)
Purchase of investments	(3,485)	(1,500)
Acquisitions, net of acquired cash	(22,077)	—

Net cash used in investing activities	(26,496)	(4,170)
Cash flows from financing activities:
Net proceeds from exercise of stock options	873	9,349
Tax withholdings related to net share settlements of restrcted stock units	(237)	(719)
Repurchase of common stock	(31,664)	(7)
Tax benefits from exercise of stock options	611	2,107

Net cash provided by (used in) financing activities	(30,417)	10,730

Net increase (decrease) in cash and cash equivalents	(41,542)	24,294

Cash and cash equivalents at beginning of the period	125,571	88,773

Cash and cash equivalents at end of the period	$84,029	$113,067

LOOPNET, INC.

Reconciliation of GAAP Net Income to Adjusted EBITDA

(In thousands, except per share data)

	Three months ended Sept 30,		Nine months ended Sept 30,
	2010	2011	2010	2011
GAAP net income	$2,738	$946	$8,443	$4,786

Add back (deduct):
Income tax expense	1,463	300	4,809	1,905
Depreciation and amortization	850	1,096	2,499	3,119
Interest and other expense (income), net	301	391	670	1,067
Stock-based compensation	2,014	2,085	6,229	6,692
Litigation related recoveries	—	—	(1,186)	—
Acquisition related costs	—	2,896	—	4,176

Adjusted EBITDA	$7,366	$7,714	$21,464	$21,745

Reconciliation of GAAP Net Income to Non-GAAP Net Income

(In thousands, except per share data)

	Three months ended Sept 30,		Nine months ended Sept 30,
	2010	2011	2010	2011
GAAP net income	$2,738	$946	$8,443	$4,786

Add back (deduct):
Stock-based compensation	2,014	2,085	6,229	6,692
Litigation related recoveries	—	—	(1,186)	—
Acquisition related costs	—	2,896	—	4,176
Amortization of acquired intangible assets	516	638	1,442	1,920
Income taxes associated with non-GAAP adjustments	(881)	(1,352)	(2,353)	(3,639)

Non-GAAP net income	$4,387	$5,213	$12,575	$13,935

Diluted non-GAAP net income per share	$0.11	$0.12	$0.30	$0.32

Shares used in non-GAAP diluted net income per share calculation	41,461	44,454	42,577	43,423